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                                                                   Exhibit 99(j)


                             TACK ACQUISITION CORP.

                         $875,000,000 CREDIT FACILITIES

                         SUMMARY OF TERMS AND CONDITIONS


                                February 19, 2001


       White Mountains Insurance Group, Ltd., a company incorporated in Bermuda ("WHITE MOUNTAINS"), together with certain other investors (the "INVESTOR GROUP"), has formed Tack Holding Corp., a Delaware corporation (the "PARENT"), which in turn formed Tack Acquisition Corp., a Delaware corporation ("ACQUISITION CO."), which will acquire (the "ACQUISITION") the U.S. property and casualty insurance business (the "ACQUIRED ASSETS") of CGNU plc, a company incorporated in England and Wales (the "SELLER"). The Acquisition will be consummated pursuant to the Stock Purchase Agreement, dated as of September 24, 2000, as amended by Amendment No.1 to the Stock Purchase Agreement, dated as of October 15, 2000 , and Amendment No.2 to the Stock Purchase Agreement, dated as of February 19, 2001 (the "STOCK PURCHASE AGREEMENT"), among White Mountains, the Parent, Acquisition Co., CGU International Holdings Luxembourg S.A., a Luxembourg corporation ("CGU LUXEMBOURG"), CGU Holdings LLC, a Delaware limited liability company ("CGU DELAWARE") and the Seller. The Acquisition will be accomplished as described in Annex II to this Summary of Terms and Conditions; certain terms defined in such Annex II are used herein with the meanings given therein.

       In that connection, credit facilities in an aggregate principal amount of $875,000,000 are being established, as described below. The Credit Facilities described below include a Tranche C Term Loan Facility; it is anticipated that the Tranche C Term Loans may be refinanced with the proceeds of a capital markets transaction entered into by the Borrower or the Parent, and to the extent the Tranche C Term Loans have not been refinanced before the date which is six months after the Closing Date, the holder thereof has the right to exchange the Tranche C Term Loans for the Exchange Notes described below.

I.     PARTIES


Borrowers:               Acquisition Co. (the "BORROWER").

Guarantors:              The Parent, and each subsidiary of the Borrower other
                         than any insurance company subsidiary and other than A.W.G. Dewar (the "GUARANTORS"; the Borrower and the
                         Guarantors,

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                         collectively, the "CREDIT PARTIES"). The Exchange
                         Notes, if issued, shall be guaranteed by the Guarantors on a PARI PASSU basis with the Credit Facilities.

Sole Advisor, Sole
Lead Arranger and
Sole Book Manager:       Lehman Brothers Inc. ("LBI" or, in such capacity, the
                         "ARRANGER").


Syndication Agent:       A bank or other financial institution to be determined
                         (in such capacity, the "SYNDICATION AGENT").

Documentation Agents:    Banks or other financial institutions to be determined
                         (in such capacities, the "DOCUMENTATION AGENTS").

Administrative Agent:    Lehman Commercial Paper Inc. ("LCPI", or, in such
                         capacity, the "ADMINISTRATIVE AGENT").

Co-Arranger:             To be determined.

Lenders: A syndicate of banks, financial institutions and other entities arranged by the Arranger (collectively, the "LENDERS").

II.    TYPES AND AMOUNTS OF CREDIT FACILITIES

1.     TERM LOAN FACILITIES

Types and Amounts
of Facilities:            Term Loan Facilities (the "TERM LOAN FACILITIES") in
                          an aggregate amount of $725,000,000 as follows:

                          TRANCHE A TERM LOAN FACILITY: A five-year tranche A term loan facility (the "TRANCHE A TERM LOAN FACILITY") in an aggregate principal amount equal to $250,000,000 (the loans thereunder, the "TRANCHE A TERM LOANS"). The Tranche A Term Loans shall be repayable in installments in amounts equal to the percentage set forth below multiplied by the aggregate principal amount of the Tranche A Term Loans borrowed on the Closing Date for each year following the Closing Date (as defined below):

                          YEAR                                AMOUNT
                          ------------------------------------------
                          Year 1                              15%
                          Year 2                              17.5%
                          Year 3                              20%
                          Year 4                              22.5%
                          Year 5                              25%

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                          The foregoing amounts payable in each year will be
                          payable in equal quarterly installments during such year; PROVIDED, that (i) principal payments shall commence on March 31, 2002 and the entire principal amount payable for Year 1 shall be payable on March 31, 2002 and (ii) if, having used its best efforts to obtain regulatory approvals required to permit quarterly payment of dividends by its insurance company subsidiaries, the Borrower does not obtain such approvals for payments prior to June 30, 2002, principal payments in respect of the Tranche A Term Loans scheduled to be made on June 30, 2002, September 30, 2002, December 31, 2002 and March 31, 2003 shall be made on March 31, 2003.

                          TRANCHE B TERM LOAN FACILITY. A six-year tranche B term loan facility (the "TRANCHE B TERM LOAN FACILITY") in an aggregate principal amount equal to $200,000,000 (the loans thereunder, the "TRANCHE B TERM LOANS"). The Tranche B Term Loans shall be repayable in installments in amounts equal to the percentage set forth below multiplied by the aggregate principal amount of the Tranche B Term Loans borrowed on the Closing Date for each year following the Closing Date:

                          YEAR                                AMOUNT
                          ------------------------------------------
                          Year 1                                  1%
                          Year 2                                  1%
                          Year 3                                  1%
                          Year 4                                  1%
                          Year 5                                  1%
                          Year 6                                  95%

                          The foregoing amounts payable in each year will be payable in equal quarterly installments during such year; PROVIDED, that (i) principal payments shall commence on March 31, 2002 and the entire principal amount payable for Year 1 shall be payable on March 31, 2002 and (ii) if, having used its best efforts to obtain regulatory approvals required to permit quarterly payment of dividends by its insurance company subsidiaries, the Borrower does not obtain such approvals for payments prior to June 30, 2002, principal payments in respect of the Tranche B Term Loans scheduled to be made on June 30, 2002, September 30, 2002, December 31, 2002 and March 31, 2003 shall be made on March 31, 2003.

                          TRANCHE C TERM LOAN FACILITY. A tranche C term loan facility (the "TRANCHE C TERM LOAN FACILITY") in an aggregate principal amount equal to $275,000,000 with a maturity date (the "TRANCHE C TERM LOAN FACILITY MATURITY DATE") of the earlier of (i) seven years after the Closing Date and (ii) the date which


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                          is six months prior to the date of mandatory
                          redemption of the Berkshire Preferred Stock (as defined below) (the loans thereunder, the "TRANCHE C TERM LOANS", and, together with the Tranche A Term Loans and the Tranche B Term Loans, the "TERM LOANS"). The Tranche C Term Loans shall be repayable in one payment on the Tranche C Term Loan Facility Maturity Date.

Exchange of Tranche C
Term Loans for Exchange
Notes: The holder of the Tranche C Term Loans shall have the right, at any time on or after the date which is six months after the Closing Date, upon two weeks prior written notice to White Mountains and the Borrower, to exchange all or any portion of the Tranche C Term Loans for notes (the "EXCHANGE NOTES") in an aggregate principal amount equal to the principal amount of the Tranche C Term Loans so exchanged. The Exchange Notes shall be subject to the terms and conditions set forth in Annex III to this Term Sheet (the "EXCHANGE NOTE TERM SHEET").

Availability:             The Term Loans shall be made in a single drawing on
                          the Closing Date.

Purpose: The proceeds of the Term Loans shall be used to finance the Acquisition, to repay certain existing indebtedness of CGU and its subsidiaries, to pay related fees and expenses and for general corporate purposes.


2. REVOLVING CREDIT FACILITY

Type and Amount
of Facility:              Five-year revolving credit facility (the "REVOLVING
                          CREDIT FACILITY"; together with the Term Loan
                          Facility, the "CREDIT FACILITIES") in the amount of $150,000,000 (the loans thereunder, the "REVOLVING
                          CREDIT LOANS"; together with the Term Loans, the "LOANS").

Availability:             The Revolving Credit Facility shall be available on a
                          revolving basis during the period commencing on the Closing Date and ending on the fifth anniversary thereof (the "REVOLVING CREDIT TERMINATION DATE").

Optional Commitment
Increase:                 The aggregate amount of the Revolving Credit Facility
                          may, at any time during the period commencing on the Closing Date and ending on the date that is one year after the Closing Date, be increased, at the request of the Borrower, by the amount of up to $50,000,000 without the approval of any Lender so long as the commitments of any Lender are not increased without such Lender's consent, PROVIDED that the Borrower shall have provided additional lenders to make available the additional


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                          commitments. Procedures pursuant to which the Borrower
                          shall provide lenders to make available the additional commitments shall be set forth in the Credit Documentation. The Revolving Credit Facility as so increased shall be available on the same terms and conditions as set forth herein. If the Revolving
                          Credit Facility is so increased, White Mountains may borrow up to $50,000,000 thereof and up to $10,000,000 of the portion of the Revolving Credit Facility available for the issuance of Letters of Credit shall be available to White Mountains, PROVIDED that the Borrower shall guarantee any borrowing made by White Mountains, and PROVIDED FURTHER that the Lenders will request repayment from White Mountains with respect to borrowings made by White Mountains prior to making a demand for repayment from any or all Guarantors.

Letters of Credit         A portion of the Revolving Credit Facility not in
                          excess of $25,000,000 shall be available for the issuance of letters of credit (the "LETTERS OF
                          CREDIT") by a Lender to be agreed upon (in such capacity, the "ISSUING LENDER"). No Letter of Credit shall have an expiration date after the earlier of (a) one year after the date of issuance and (b) five business days prior to the Revolving Credit
                          Termination Date, PROVIDED that any Letter of Credit with a one-year tenor may provide for the automatic renewal thereof (in the absence of notice to the contrary from the Issuing Lender) for additional one-year periods (which shall in no event extend beyond the date referred to in clause (b) above).

                          Drawings under any Letter of Credit shall be reimbursed by the Borrower (whether with its own funds or with the proceeds of Revolving Credit Loans) on the next business day. To the extent that the Borrower does not so reimburse the Issuing Lender, the Lenders under the Revolving Credit Facility shall be irrevocably and unconditionally obligated to reimburse the Issuing Lender on a PRO RATA basis.

Swing Line Loans:         A portion of the Revolving Credit Facility not in
                          excess of $10,000,000 shall be available to the Borrower for swing line loans (the "SWING LINE LOANS") from LCPI (in such capacity, the "SWING LINE LENDER") on same-day notice. Any Swing Line Loans will reduce availability under the Revolving Credit Facility on a dollar-for-dollar basis. Each Lender under the Revolving Credit Facility shall acquire, under certain circumstances, an irrevocable and unconditional PRO
                          RATA participation in each Swing Line Loan.

Purpose: The proceeds of the Revolving Credit Loans shall be used to finance the Acquisition, to repay certain existing indebtedness of CGU and its subsidiaries, to pay related fees and expenses and for working capital and general corporate purposes of the


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                          Borrower and its subsidiaries in the ordinary course
                          of business.


III. CERTAIN PAYMENT PROVISIONS

Fees and Interest
Rates:                    As set forth on Annex I.

Optional Prepayments
and Commitment
Reductions:               Loans may be prepaid and commitments may be reduced by
                          the Borrower in minimum amounts to be agreed upon. The
                          Borrower may optionally prepay the Tranche C Term
                          Loans (i) with the proceeds of equity at any time and
                          (ii) other than with the proceeds of equity during the period commencing on the Closing Date and ending on the date which is six months after the Closing Date, in each case without simultaneously prepaying the other Term Loans, provided that any such prepayment shall not reduce the principal amount of the Tranche C
                          Term Loans to any amount between $0 and $150,000,000 unless the Arranger determines that a bond transaction in such reduced amount can be successfully completed;
                          all other optional prepayments of the Term Loans shall be applied ratably to the Tranche A Term Loan
                          Facility, the Tranche B Term Loan Facility and the
                          Tranche C Term Loan Facility. Optional prepayments of the Tranche A Term Loans and the Tranche B Term Loans shall be applied to the Tranche A Term Loans and the Tranche B Term Loans ratably and to the installments thereof as follows: FIRST, to the next installment thereof due after the date of such prepayment, and, SECOND, to the remaining installments thereof ratably in accordance with the then outstanding amounts thereof and may not be reborrowed. Notwithstanding the foregoing, so long as any Tranche A Term Loans are outstanding, each holder of Tranche B Term Loans and, after the date that is six months after the Closing
                          Date in the case of any prepayment other than with the proceeds of equity, Tranche C Term Loans shall have the right to refuse all or any portion of such prepayment allocable to its Tranche B Term Loans or Tranche C Term Loans, as the case may be, and the amount so refused will be applied to prepay the Tranche A Term Loans.

Prepayment Fee:           Each optional prepayment in respect of the Tranche B
                          Term Loans on or prior to the date that is eighteen months after the Closing Date shall be accompanied by a prepayment fee equal to (i) if such prepayment is made prior to the first anniversary of the Closing
                          Date, 1.5% of the principal amount of such prepayment and (ii) if such prepayment is made on or after the first anniversary of the Closing Date and prior to the date that is eighteen months after the Closing Date, 0.5% of the principal


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                          amount of such prepayment. Any prepayment of the
                          Tranche B Term Loans upon the refinancing thereof (whether with proceeds of equity or indebtedness) or upon the occurrence of a change of control shall be deemed to be an optional prepayment.

Mandatory Prepayments
and Commitment
Reductions:               The following amounts shall be applied to prepay the
                          Term Loans and reduce the Revolving Credit Facility:

                          (a) 50% of the net proceeds, above a $5,000,000 threshold amount, of any sale or issuance of equity by the Parent (with exceptions to be agreed upon, including exceptions (i) permitting proceeds of equity to be used to prepay the Tranche C Term Loans and the Seller Note and up to $300,000,000 contributed by White Mountains to the Borrower pursuant to the warrant agreement to repay the Berkshire Preferred Stock and (ii) exempting from mandatory prepayment requirements $20,000,000 of the proceeds of preferred stock issued by the Parent and sold to a third party in connection with the transactions contemplated hereby);

                          (b) 100% of the net proceeds of any capital markets transaction entered into by the Parent or the Borrower for the purpose of repaying the Tranche C Term Loans; and

                          (c) 100% of the net proceeds, above a $10,000,000 threshold amount, of any sale or other disposition by assets by the Borrower or any of its non-insurance company subsidiaries (with exceptions to be agreed upon, including exceptions permitting disposition of portfolio investments and the reinvestment of the proceeds thereof in other portfolio investments).

                          All such amounts shall be applied, FIRST, to the prepayment of the Term Loans and, SECOND, to the permanent reduction of the Revolving Credit Facility; PROVIDED, that the Revolving Credit Facility shall not be reduced to less than $100,000,000 pursuant to the foregoing mandatory prepayment and commitment reduction provisions. Each such prepayment of Term Loans with the proceeds of a capital markets transaction referred to in paragraph (b) above shall be applied to the Tranche C Term Loans and any outstanding Exchange Notes ratably; each other such prepayment shall be applied to the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans ratably and to make an offer to ratably redeem the Exchange Notes. Each such prepayment of the Term Loans made with the proceeds of asset sales shall be applied to the installments thereof ratably in accordance with the then outstanding amounts thereof and may not be reborrowed; and each other such


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                          prepayment of Term Loans shall be applied, FIRST, to
                          the next installment thereof due after the date of such prepayment, and, SECOND, to the remaining installments thereof ratably in accordance with the then outstanding amounts thereof and may not be reborrowed. Notwithstanding the foregoing, so long as any Tranche A Term Loans are outstanding, each holder of Tranche B Term Loans and, after the date that is six months after the Closing Date, Tranche C Term Loans shall have the right to refuse all or any portion of such prepayment allocable to its Tranche B Term Loans or Tranche C Term Loans, as the case may be, and the amount so refused will be applied to prepay the Tranche A Term Loans. The Revolving Credit Loans shall be prepaid and the Letters of Credit shall be cash collateralized or replaced to the extent such extensions of credit exceed the amount of the Revolving Credit Facility.

IV.  COLLATERAL           The obligations of the Borrower and each Guarantor in
                          respect of the Credit Facilities shall be secured by a perfected first priority security interest in the capital stock of each of its non-insurance company subsidiaries (other than A.W.G. Dewar) and each of its first-tier insurance company subsidiaries (including the capital stock of the Borrower, which will be pledged by the Parent) and substantially all of its other intangible assets (it being understood that the Parent and its subsidiaries (other than insurance company subsidiaries) will not have any material tangible assets). Not more than 65% of the capital stock of any foreign subsidiaries will be required to be pledged. The Exchange Notes, if issued, shall, at the option of the holder thereof, be secured equally and ratably with the Credit Facilities.

V. CERTAIN CONDITIONS

Initial Conditions:       The availability of the Credit Facilities shall be
                          conditioned upon satisfaction of, among other things, the following conditions precedent (the date upon which all such conditions precedent shall be satisfied, the "CLOSING DATE") on or before April 13, 2001 (which date shall be extended to June 30, 2001 if the only condition to the consummation of the Acquisition as set forth in the Stock Purchase
                          Agreement that has not been met on April 13, 2001 is the receipt of all required governmental approvals)
                          (with references to the Borrower and its subsidiaries in this paragraph being deemed to refer to and include the Acquired Assets after giving effect to the Acquisition):


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                          (a) Each Credit Party shall have executed and
                          delivered customary definitive financing documentation with respect to the Credit Facilities, which shall be reasonably satisfactory to all parties thereto and shall reflect the terms and conditions set forth herein and such other terms and conditions, consistent with the terms and conditions set forth herein, as shall be reasonably acceptable to all parties thereto (the "CREDIT DOCUMENTATION").

                          (b) White Mountains shall have received commitments from (i) the Investor Group to purchase for cash an amount consistent with the Sources and Uses Table attached as Annex I-B (the "SOURCES AND USES TABLE") of equity securities of White Mountains and (ii) Berkshire Hathaway to purchase no less than an amount consistent with the Sources and Uses Table of preferred stock of the Borrower (with a separate warrant to purchase White Mountains common stock)(the "BERKSHIRE PREFERRED STOCK"). The Parent shall have received at least an amount consistent with the Sources and Uses Table in cash and marketable securities from the issuance of its equity securities to White Mountains and/or the Investor Group. The Borrower shall have received at least an amount consistent with the Sources and Uses Table in cash and marketable securities from the issuance of its equity securities to the Parent. CGU shall have received as dividends from its subsidiaries cash in an amount consistent with the Sources and Uses Table, and such cash shall be available for use to pay a portion of the purchase price of the Acquisition or for the other uses set forth in the Sources and Uses Table.

                          (c) The Acquisition shall have been consummated in accordance with the Stock Purchase Agreement (without any material waiver or other modification of any material provision thereof unless such waiver or other modification has been approved by the Administrative Agent), and as described in Annex II hereto. After giving effect to the consummation of the Acquisition, the Borrower shall have no material indebtedness other than indebtedness under the Credit Facilities, the Seller Note (which constitutes indebtedness of the Parent), approximately $30,000,000 of existing indebtedness of CGU and indebtedness of Folksamerica in respect of a promissory note in the original principal amount of approximately $21,000,000 (which is currently carried on the books of Folksamerica at an outstanding principal amount of approximately $0).

                          (d) The Lenders, the Administrative Agent and the Arranger shall have received all fees required to be paid on or before the Closing Date, and the Administrative Agent shall have received reimbursement of all out-of-pocket expenses of the Arranger and the Administrative Agent payable by the Borrower in connection with the Credit Facilities.

                          (e) All governmental and third party approvals required for the financing contemplated hereby and the creation of the security interests contemplated hereby, and, to the extent required by the Stock Purchase Agreement, all governmental and third party approvals required for the Acquisition and the continuing operations of the Borrower and its subsidiaries, shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose materially adverse conditions on the Acquisition or the financing thereof.

                          (f) The Lenders shall have received (i) audited consolidated financial statements of White Mountains and CGU for the two most recent fiscal years for which such financial statements are available and (ii) unaudited interim consolidated financial statements of White Mountains and CGU for each fiscal quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available. All such financial statements shall be in reasonable detail, shall be prepared in accordance with generally acceptable accounting principles and shall be certified by an appropriate financial officer or accountants, as applicable.

                          (g) The Lenders shall have received a PRO FORMA consolidated balance sheet of the Borrower as at the date of the most recent consolidated balance sheet delivered pursuant to paragraph (f) above, adjusted to give effect to the consummation of the Acquisition and the financings and other transactions contemplated hereby as if such transactions had occurred on such date. Such PRO FORMA consolidated balance sheet shall be prepared in reasonable detail and in accordance with customary standards. Such PRO FORMA balance sheet shall reflect (i) an increase in reserves of at least $800,000,000 at December 31, 2000 for 1999 and prior accident years, (ii) an aggregate unassigned surplus of dividend paying first-tier insurance company subsidiaries of the Borrower of at least $950,000,000 (PROVIDED, that such amount may be reduced to not less than $900,000,000 if the Credit Facilities are reduced by the same amount, and additional equity in the same amount is made available to the Borrower) and (iii) the net cost of the reinsurance arrangements described in paragraph (l) below.


                          (h) The Lenders shall have received (i) unaudited consolidating financial statements of CGU for the two most recent fiscal years


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                          for which such financial statements are available,
                          (ii) unaudited interim consolidating financial statements of CGU for each fiscal quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available and (iii) monthly financial statements of the Acquired Assets for each monthly period ending from and after May 31, 2000 and prior to the Closing Date. All such financial statements shall be in reasonable detail, shall be prepared in accordance with generally acceptable accounting principles and shall be certified by an appropriate financial officer or accountants, as applicable.

                          (i) The Lenders shall have received a business plan for fiscal years 2001-2007 and a written analysis of the business and prospects of the Borrower and its subsidiaries for the period from the Closing Date through the final maturity of the Tranche C Term Loans. Such business plan and analysis shall be prepared in reasonable detail and in accordance with customary standards.

                          (j) All material insurance company subsidiaries of the Borrower shall have received ratings from A.M. Best of at least A-.

                          (k) The Lenders shall have received the results of a recent lien search in each relevant jurisdiction with respect to the Credit Parties, and such search shall reveal no liens on any of the assets of the Credit Parties except for liens permitted by the Credit Documentation or liens to be discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent. It is understood that mortgages securing approximately $30,000,000 of existing debt of insurance company subsidiaries shall be permitted.

                          (l) Insurance company subsidiaries of CGU shall have completed a reinsurance transaction with Berkshire Hathaway (materially consistent with the letter, dated July 18, 2000, from Ajit Jain of Berkshire Hathaway Group to Ray Barrette of White Mountains, together with the Reinsurance Agreement Terms attached to such letter) for not less than $2,500,000,000 (relating to certain discontinued operations). Insurance company subsidiaries of CGU shall have entered into a reinsurance transaction (the terms of which shall be reasonably acceptable to the Arranger) with one of the third party reinsurers previously identified to the Arranger or a comparably rated or more highly rated third party reinsurer providing excess of loss coverage for accident year 2000 and prior with a limit of between $550,000,000 and $600,000,000 (relating to certain continuing operations) at a cost not to exceed $350,000,000.


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                          (m) The aggregate statutory net worth of the
                          Borrower's insurance company subsidiaries shall be not less than $2,300,000,000, after giving effect to the cost of the reinsurance described in paragraph (l) above, the reserve strengthening described in paragraph (g) above and the other transactions contemplated hereby.

                          (n) The Lenders shall have received such legal opinions, documents and other instruments as are customary for transactions of this type or as they may reasonably request.

On-Going Conditions:      The making of each extension of credit shall be
                          conditioned upon (a) the accuracy of all representations and warranties in the Credit
                          Documentation (including, without limitation, the material adverse change and litigation representations) and (b) there being no default or event of default in existence at the time of, or after giving effect to the making of, such extension of credit.

                          As used herein and in the Credit Documentation, a "material adverse change" shall mean:

                          (i) with respect to the "material adverse change" representation and warranty to be made on the Closing Date, any event or development that has had or would reasonably be expected to have a material adverse effect on (a) the business, operations, property or financial condition of the Borrower and its subsidiaries, taken as a whole, the Acquired Assets or White Mountains and its subsidiaries, taken as a whole, or (b) the validity or enforceability of any of the Credit Documentation or the rights and remedies of the Administrative Agent and the Lenders thereunder, other than any such effect resulting from (1) changes in general economic or securities or financial market conditions (including changes in interest rates), (2) any write-off of assets or establishment of liabilities identified in Section 1.1(a) of the Disclosure Schedule to the Stock Purchase Agreement, in each case in amounts materially consistent with the amounts reflected in the Projections provided by White Mountains to LBI and LCPI prior to the date hereof or
                          (3) any ratings downgrade of any material insurance company subsidiary of the Borrower by A.M. Best to a level not below A-; and

                          (ii) with respect to the "material adverse change" representation and warranty to be made at any time after the Closing Date, any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the Acquisition or the other transactions contemplated hereby, (b) the business, assets, property or financial condition of the Borrower and its subsidiaries taken as a whole, or (c) the validity or enforceability of any of the Credit Documentation or the rights and remedies of the Administrative Agent and the Lenders thereunder.

VI. CERTAIN DOCUMENTATION
    MATTERS:

                          The Credit Documentation shall contain
                          representations, warranties, covenants and events of default customary for financings of this type (in each case applicable to each of the Credit Parties, as appropriate), including, without limitation:

Representations and
Warranties:               Financial statements (including pro forma financial
                          statements and statutory accounts); absence of undisclosed liabilities; no material adverse change;
                          corporate existence; compliance with law; corporate power and authority; enforceability of Credit
                          Documentation; no conflict with law or contractual obligations; no material litigation; no default;
                          ownership of property; liens; intellectual property;
                          no burdensome restrictions; taxes; Federal Reserve regulations; ERISA; Investment Company Act;
                          subsidiaries; environmental matters; solvency;
                          insurance regulatory matters; accuracy of disclosure;
                          and creation and perfection of security interests.

Affirmative Covenants:    Delivery of financial statements, reports, statutory
                          accounts, accountants' letters, projections, officers' certificates and other information reasonably requested by the Lenders; payment of other obligations; continuation of business and maintenance of existence and material rights and privileges;
                          compliance with laws and material contractual obligations; maintenance of property and insurance;
                          maintenance of books and records; right of the Lenders
                          (subject to customary restrictions and standards) to inspect property and books and records; notices of defaults, litigation and other material events;
                          compliance with environmental laws; agreement to obtain within 150 days after the Closing Date interest rate protection for at least 50% of the Tranche A Term
                          Loan Facility and the Tranche B Term Loan Facility for a period of at least three years on terms and conditions satisfactory to the Administrative Agent;
                          and agreement, at or prior to the maturity thereof, to either convert the Seller Note to, or purchase the Seller Note for, common or preferred stock of White
                          Mountains or the Parent or to refinance the Seller
                          Note with the proceeds of common or preferred stock of the Parent or White Mountains or subordinated debt of the Parent, the Borrower or White Mountains maturing after the Credit Facilities and the Exchange Notes and having other terms and conditions reasonably satisfactory to the Lenders.

Financial Covenants:      Financial covenants (including, without limitation,
                          minimum interest and fixed charge coverage, maximum leverage, minimum net worth, and minimum statutory surplus and minimum risk based capital ratio for each material insurance company subsidiary). The foregoing financial covenants will be as set forth in the December 15, 2000 draft Credit Agreement relating to financing of the Original Acquisition, except as required to reflect the changes set forth herein (which changes shall be determined in a manner consistent with the methodology utilized in Annex III to the Existing
                          Commitment Letter).

Negative Covenants:       Limitations on: indebtedness (including preferred
                          stock of subsidiaries), which shall permit the issuance of the Exchange Notes and capital market transactions entered into by the Parent or the Borrower to repay the Tranche C Term Loans; liens;
                          guarantee obligations; mergers, consolidations, liquidations and dissolutions; sales of assets;
                          leases; dividends and other payments in respect of capital stock (which will permit the Borrower to pay annual dividends and other restricted payments to the holders of its preferred stock or to the Parent, as the case may be, and the Parent to pay such amounts to its shareholders, in each case in an aggregate amount not exceeding the sum of (a) $20,000,000 plus (b) the lesser of (i) the actual dividends required to be paid on the Berkshire Preferred Stock and (ii) $40,000,000, plus (c) to the extent the amount of excess cash and 2001 debt service referred to in the Sources and Uses
                          Table exceeds $80,000,000, such excess amount (not to exceed $45,000,000) may, at any time during the period commencing on the Closing Date and ending on the date that is six months after the Closing Date be once dividended to the Parent to repay the Seller Note, in each case, subject to compliance with covenants and absence of default under Credit Documentation);
                          investments, loans and advances; optional payments and modifications of subordinated and other debt instruments; transactions with affiliates; sale and leasebacks; changes in fiscal year; negative pledge clauses; and changes in lines of business.

Refinancing Transaction:  The Borrower shall be permitted to enter into a transaction for the sale of senior debt securities (which are expected to be unsecured but may be secured if required to obtain a rating equivalent to that of the senior bank financing) maturing not earlier than the date that is six months after the maturity of the Tranche B Term Loans, the proceeds of which shall be used to repay the Tranche C Term Loans and the Exchange Notes. The securities issued may, at the option of the holder therof at the time of issuance, be guaranteed by the Guarantors on a PARI PASSU basis with the Credit Facilities. Additionally, equity may be issued by the Parent to refinance the Tranche C Term Loans.

Events of Default:        Nonpayment of principal when due; nonpayment of
                          interest, fees or other amounts after a grace period to be agreed upon; material inaccuracy of representations and warranties; violation of covenants
                          (subject, in the case of certain affirmative covenants, to a grace period to be agreed upon);
                          cross-default to other material debt instruments;
                          bankruptcy and insolvency events; certain ERISA events; material judgments; actual or asserted invalidity of any guarantee or security document, subordination provisions or security interest; and a change of control (as defined below).

Change of Control:        (a) Prior to any initial public offering of the
                          Parent's capital stock, White Mountains ceases to own, directly or indirectly, at least 50% of all of the outstanding capital stock of the Parent, and (b) after any initial public offering of the Parent's capital stock, (i) White Mountains ceases to own, directly or indirectly, at least 25% of all of the outstanding capital stock of the Parent, or (ii) any person or group other than White Mountains owns a greater percentage than White Mountains owns of all of the outstanding capital stock of the Parent or (iii) a majority of the directors of the Parent ceases to be persons appointed or approved by White Mountains.

Voting: Amendments and waivers with respect to the Credit Documentation shall require the approval of Lenders holding not less than a majority of the aggregate amount of the outstanding Loans and unused commitments under the Credit Facilities, except that (a) the consent of each Lender directly affected thereby shall be required with respect to (i) reductions in the amount or extensions of the scheduled date of amortization or final maturity of any Loan, (ii) reductions in the rate of interest or any fee or extensions of any due date thereof, (iii) increases in the amount or extensions of the expiry date of any Lender's commitment and (iv) modifications to the pro rata provisions of the Credit Documentation and (b) the consent of 100% of the Lenders shall be required with respect to (i) modifications to any of the voting percentages and (ii) releases of all or substantially all of the Guarantors or all or substantially all of the collateral. In addition, "class" voting requirements will apply to modifications affecting certain payment matters.

Assignments
and Participations:       The Lenders shall be permitted to assign and sell
                          participations in their Loans and commitments, subject, in the case of assignments (other than assignments (i) by the Administrative Agent, (ii) by LBI, LBCI or any of their respective affiliates, (iii) to another Lender or to an affiliate of a Lender or
                          (iv) of funded Term Loans), to the consent of the Administrative Agent and the Borrower and, in the case of any assignment of commitments under the Revolving Credit Facility, the Issuing Lender and the Swing Line Lender (which consent in each case shall not be unreasonably withheld). The holders of Tranche C Term Loans shall give notice to the Borrower of any assignment of Tranche C Term Loans to financial institutions or entities other than the Administrative Agent, the Syndication Agent and the Documentation Agents and their respective affiliates. Non-pro rata assignments shall be permitted. In the case of partial assignments
                          (other than to another Lender or to an affiliate of a Lender), the minimum assignment amount shall be $5,000,000 ($1,000,000 in the case of Tranche B Term
                          Loans), and, after giving effect thereto, the assigning Lender (if it shall retain any commitments or Loans) shall have commitments and Loans aggregating at least $5,000,000 ($1,000,000 in the case of Tranche
                          B Term Loans), in each case unless otherwise agreed by the Borrower and the Administrative Agent.
                          Participants shall have the same benefits as the Lenders with respect to yield protection and increased cost provisions, subject to customary limitations.
                          Voting rights of participants shall be limited to those matters with respect to which the affirmative vote of the Lender from which it purchased its participation would be required as described under "Voting" above. Pledges of Loans in accordance with applicable law shall be permitted without restriction.
                          Promissory notes shall be issued under the Credit
                          Facilities only upon request.

Yield Protection:         The Credit Documentation shall contain customary
                          provisions (a) protecting the Lenders against increased costs or loss of yield resulting from changes in reserve, tax, capital adequacy and other requirements of law and from the imposition of or changes in withholding or other taxes and (b) indemnifying the Lenders for "breakage costs" incurred in connection with, among other things, any prepayment of a Eurodollar Loan (as defined in Annex I) on a day other than the last day of an interest period with respect thereto.

Expenses and
Indemnification:          The Borrower shall pay (a) all reasonable
                          out-of-pocket expenses of the Administrative Agent and the Arranger associated with the syndication of the Credit Facilities and the preparation, execution, delivery and administration of the Credit
                          Documentation and any amendment or waiver with respect thereto (including the reasonable fees, disbursements and other charges of one counsel and the charges of Intralinks) and (b) all out-of-pocket expenses of the Administrative Agent, and the Lenders (including the fees, disbursements and other charges of one counsel) in connection with the enforcement of the Credit
                          Documentation.

                          The Administrative Agent, the Arranger and the Lenders (and their affiliates and their respective officers, directors, employees, advisors and agents) will have no liability for, and will be indemnified and held harmless against, any loss, liability, cost or expense incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof (except to the extent resulting from the gross negligence or willful misconduct of the indemnified party).

Governing Law and Forum:  State of New York.

Counsel to the
Administrative Agent
and the Arranger:         Simpson Thacher & Bartlett.

                                                                         Annex I
                            Interest and Certain Fees


Interest Rate Options:    The Borrower may elect that the Loans comprising each
                          borrowing bear interest at a rate per annum equal to:

                          the Base Rate plus the Applicable Margin; or the Eurodollar Rate plus the Applicable Margin.

                          PROVIDED, that all Swing Line Loans shall bear interest based upon the Base Rate.

                          As used herein:

                          "BASE RATE" means the highest of (i) the rate of interest publicly announced by Deutsche Bank, New York Office as its prime rate in effect at its principal office in New York City (the "PRIME RATE"), (ii) the secondary market rate for three-month certificates of deposit (adjusted for statutory reserve requirements) PLUS 1% and (iii) the federal funds effective rate from time to time PLUS 0.5%.

                          "APPLICABLE MARGIN" means, initially, (a) for Revolving Credit Loans and Tranche A Term Loans, 2.125% for such Loans which are Eurodollar Loans and 1.125% for such Loans which are Base Rate loans, (b) for Tranche B Term Loans, 2.875% for such Loans which are Eurodollar Loans and 1.875% for such Loans which are Base Rate Loans and (c) for Tranche C Term Loans, 2.75% for such Loans which are Eurodollar Loans and 1.75% for such Loans which are Base Rate Loans. The Applicable Margins for the Revolving Credit Loans and Tranche A Term Loans shall be subject to adjustment pursuant to a Pricing Grid to be agreed upon.

                          "EURODOLLAR RATE" means the rate (adjusted for statutory reserve requirements for eurocurrency liabilities, as and if incurred) at which eurodollar deposits for one, two, three or six months (as selected by the Borrower) are offered in the interbank eurodollar market.

Interest Payment Dates:   In the case of Loans bearing interest based upon the
                          Base Rate ("BASE RATE LOANS"), quarterly in arrears.

                          In the case of Loans bearing interest based upon the Eurodollar Rate ("EURODOLLAR LOANS"), on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

Commitment Fees:          The Borrower shall pay a commitment fee calculated at
                          the rate of .375% per annum on the average daily unused portion of the Revolving Credit Facility, payable quarterly in arrears; the commitment fee rate will be subject to reduction based upon performance criteria to be agreed upon. Swing Line Loans shall, for purposes of the commitment fee calculations only, not be deemed to be a utilization of the Revolving
                          Credit Facility.

Letter of Credit Fees:    The Borrower shall pay a commission on all outstanding
                          Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Revolving Credit Loans that are Eurodollar Loans on the face amount of each such Letter of Credit. Such commission shall be shared ratably among the Lenders participating in the Revolving Credit Facility and shall be payable quarterly in arrears.

                          In addition to letter of credit commission, a fronting fee calculated at a rate per annum to be agreed upon by the Borrower and the Issuing Bank on the face amount of each Letter of Credit shall be payable quarterly in arrears to the Issuing Lender for its own account. In addition, customary administrative, issuance, amendment, payment and negotiation charges shall be payable to the Issuing Lender for its own account.

Default Rate:             At any time when the Borrower is in default in the
                          payment of any amount of principal due under the Credit Facilities, such amount shall bear interest at 2% above the rate otherwise applicable thereto.
                          Overdue interest, fees and other amounts shall bear interest at 2% above the rate applicable to Base Rate
                          Loans.

Rate and Fee Basis:       All per annum rates shall be calculated on the basis
                          of a year of 360 days (or 365/366 days, in the case of Base Rate Loans the interest rate payable on which is then based on the Prime Rate) for actual days elapsed.

                                                                       Annex I-B


TACK ACQUISITION COMPANY
SOURCES AND USES TABLE

($ in millions)

---------------------------------------------------------------------    -----------------------------------------------------------
                    SOURCES                                                                 USES
---------------------------------------------------------------------    -----------------------------------------------------------
  $150    Revolving Credit Facility                                        $2,100     Base purchase price
   250    Tranche A Term Loan Facility                                         70     Earnings adjustments
   200    Tranche B Term Loan Facility                                        (35)    CGU LIFE adjustment (estimated)
   250    Tranche C Term Loan Facility                                         (7)    Soc Gen adjustment
------
   875    Total Credit Facilities                                             (68)    PILOT adjustment
------
                                                                               (1)    Munich Re adjustment
------                                                                     -------
   260    Seller Note issued at the Parent                                  2,059     Estimated adjusted purchase price
------                                                                     -------

------
   225    Berkshire Hathaway preferred stock
------   issued at the Borrower
                                                                            1,100     Refinance of existing CGU Term Note
   359    White Mountains cash contribution                                  (210)    CGU LIFE proceeds (estimated)
   441   Investor Group cash to purchase equity securities of
         White Mountains                                                     (122)    Soc Gen proceeds
    75   Proceeds from Berkshire Hathaway's warrant to purchase
            common stock of White Mountains                                  (285)    PILOT proceeds
------                                                                     -------
   875   Contributed cash from White Mountains to the                         483     Estimated adjusted CGU Term Note
------   Parent to Newco                                                   -------

   313   Estimated existing CGU cash on hand, net [1]                          35     Estimated fees and expenses
   235   Cash from CGU subsidiary swap                                        300     Reinsurance premium paid by
   200   CGNU concessions (to CGU Corp.)                                                CGU and/or its subsidiaries (estimated) [2]
------
   748   CGU cash available                                                    80     2001 debt service [3]
------                                                                         26     Excess cash [4]
                                                                           ------
$2,983 Total Sources                                                       $2,983     Total Uses
======                                                                     ======

[1] Cash on hand reflects interest paid on $1,100 inter-company note through April 30, 2001

[2] Up to an additional $50 million of insurance subsidiary resources may be used to pay premium in excess of $300 million.

[3]    Cushion for 8 months of 2001 debt service ($10 million per month).

[4]    Excess cash may be used to address shortfalls in any area.

                                                                        Annex II

                           DESCRIPTION OF ACQUISITION


       White Mountains Insurance Group, Ltd., a company incorporated in Bermuda ("WHITE MOUNTAINS"), together with investors previously identified to the Arranger (the "INVESTOR GROUP"), will form a holding company (the "PARENT"), which will in turn form an acquisition corporation ("ACQUISITION CO.", or the "BORROWER"), which will then acquire (the "ACQUISITION") the U.S. property and casualty insurance business (the "ACQUIRED ASSETS") of CGU plc (the "SELLER"). The Acquisition will be consummated pursuant to the Stock Purchase Agreement, dated as of September 24, 2000, among CGU International Holdings Luxembourg S.A., a Luxembourg corporation, CGU Holdings LLC, a Delaware limited liability company, Seller and White Mountains, as amended by Amendment No.1 to the Stock Purchase Agreement, dated as of October 15, 2000 and by Amendment No.2 to the Stock Purchase Agreement ,dated as of February 19, 2001 (the "STOCK PURCHASE AGREEMENT"). The Acquisition will be accomplished through the acquisition by the Borrower from the Seller of 100% of the equity interests of CGU Corporation, a Delaware corporation ("CGU").

       Prior to or concurrently with the Acquisition, the following transactions (the "PRE-CLOSING TRANSACTIONS") will occur:

            (i) White Mountains will contribute to the Parent, which will in turn contribute to Acquisition Co., all of the outstanding shares of Folksamerica Holding Company, Inc., a New York company ("FOLKSAMERICA"), and White Mountains' interests in certain other insurance assets (collectively with Folksamerica, the "PARENT INSURANCE ASSETS");

            (ii) CGU will exchange and/or contribute all of the shares of Commercial Union Insurance Company, a Massachusetts company, The Northern Assurance Company of America, a Massachusetts company, The Employers' Fire Insurance Company, a Massachusetts company, American Employers' Insurance Company, a Massachusetts company and Potomac Insurance Company of Illinois, an Illinois company, which are all first-tier subsidiaries of CGU, for (x) all of the shares of Pilot Insurance Company, a Canadian company ("PILOT"), a second-tier subsidiary of CGU, and (y) cash (the combined value of shares and cash to total an amount consistent with the Sources and Uses Table) (the Pilot shares are currently held by CGU Insurance Company, a Pennsylvania company ("CGUIC"), CGU Insurance Company of New Jersey, a New Jersey company ("CGUIC-NJ"), and General Accident Insurance Company, a Pennsylvania company ("GAIC"));

            (iii) Acquisition Co. will transfer all of the Parent Insurance Assets to CGUIC;

            (iv) CGU will sell all of the shares of Pilot to the Seller or an affiliate of Seller for cash;

            (v) CGU Asset Management, Inc., a Delaware corporation and a subsidiary of CGU, will sell all of the outstanding shares of CGU Investment Management Canada Limited, a Canadian company, to a subsidiary of the Seller;

            (vi) CGU will sell all of the outstanding shares of CGU Annuity Service Corporation, a Delaware corporation, and CGU Life Insurance Company of America, a Delaware corporation, to a newly-formed Delaware corporation that will be an indirect subsidiary of the Seller;

            (vii) CGU will sell all of the outstanding shares of Societe Generale held by it to one or more subsidiaries of the Seller; and

            (viii) the subsidiaries of CGU that hold shares of Munich Re will sell all of such shares to one or more subsidiaries of the Seller.

Cash and certain other proceeds of the sales and other dispositions contemplated in clauses (iv) through (vii) of the prior sentence will be applied towards the repayment of the outstanding promissory note made by CGU to the Seller in the outstanding principal amount of $1,100,000,000 (the "TERM NOTE"), which Term Note will be repaid in full in connection with the Acquisition.

       The aggregate purchase price (the "PURCHASE PRICE") payable by Acquisition Co. to the Seller in connection with the Acquisition shall consist of (a) cash equal to the sum of (1) an amount consistent with the Sources and Uses Table, (2) any net income (loss) of CGU (net of (i) realized gains (losses) in CGU's and its subsidiaries' fixed income portfolio and (ii) taxes) for the period from June 1, 2000 through August 31, 2000 and (3) the difference between
(x) the amount of unrealized gains (losses) on CGU's and its subsidiaries' investments in publicly traded common equity securities (other than Societe Generale and Munich Re shares) as of August 31, 2000 and (y) the amount of unrealized gains (losses) on such common securities as of May 31, 2000 (in the case of each of (x) and (y), net of taxes), and (b) a seller note in an aggregate principal amount consistent with the Sources and Uses Table. The Purchase Price will be adjusted (up or down) by the difference between the actual proceeds of the sales contemplated in clauses (iv)-(viii) of the first sentence of the preceding paragraph (calculated on an after-tax basis in accordance with the Stock Purchase Agreement) and the reference sales proceeds set forth in the Stock Purchase Agreement.

                                                                       Annex III

                                 EXCHANGE NOTES
                         SUMMARY OF TERMS AND CONDITIONS


I.  PARTIES

Issuer of Exchange Notes: The Borrower.

Guarantors:               Each guarantor in respect of the Credit Facilities
                          (the "GUARANTORS"; together with the Borrower, the "CREDIT PARTIES").

Indenture Trustee:        To be agreed upon.

II. ISSUANCE OF EXCHANGE NOTES

Exchange Notes:           A holder of a Tranche C Term Loan may, at any time on
                          or after the date which is six months after the Closing Date, exchange all or a portion of the Tranche
                          C Term Loan held by such holder for one or more
                          Exchange Notes in minimum denominations to be agreed upon and in an aggregate principal amount equal to the principal amount of the Tranche C Term Loan for which it is exchanged. The Borrower will issue Exchange
                          Notes under an indenture that complies with the Trust
                          Indenture Act of 1939, as amended (the "INDENTURE").
                          The Borrower will appoint a trustee reasonably acceptable to the Administrative Agent. The Exchange
                          Notes and the Indenture will be fully executed and deposited into escrow on the Closing Date.

Ranking: The Exchange Notes shall rank pari passu with the Credit Facilities.

Security:                 The Exchange Notes will be secured equally and ratably
                          with the Credit Facilities.

Maturity:                 The Exchange Notes will mature on the Tranche C Term
                          Loan Facility Maturity Date (as applying to the
                          Exchange Notes, the "EXCHANGE NOTE MATURITY DATE").

III. CERTAIN PAYMENT TERMS

Interest Rate:            The Exchange Notes will bear interest at a fixed rate
                          per annum of 13%.
                          Interest on the Exchange Notes will be payable quarterly in arrears on the first business day of each fiscal quarter of the Borrower, on the Exchange
                          Note Maturity Date and on the date of any prepayment thereof. Interest will accrue on any overdue amount
                          (whether interest or principal, including defaulted interest), to the extent lawful, at a rate per annum equal to 200 basis points above the then current interest rate until such amount (plus all accrued and unpaid interest) is paid in full.

Optional Redemption:      The Borrower may redeem the Exchange Notes, in whole
                          or in part, at any time at a price equal to 100% of the principal amount thereof (plus accrued and unpaid interest if any to the date of redemption) plus a make-whole premium calculated by discounting the future interest payment and principal amortization at maturity at a rate equal to the applicable US Treasury rate plus 50 basis points, provided that no make-whole premium shall be payable in connection with any redemption resulting from asset sales.


IV. CERTAIN DOCUMENTATION MATTERS

Covenants:                The same as or less restrictive than the Credit
                          Facilities, as determined by the Administrative Agent in its sole discretion.

Events of Default:        The Exchange Notes will have events of default that
                          are customary for an indenture governing similar securities issued by issuers in a similar industry and having similar credit statistics (but more restrictive in certain respects, as determined by the Administrative Agent in its sole discretion). Upon a change of control, the Borrower shall offer to redeem the Exchange Notes at 101% of the principal amount thereof.

Transferability:          Transfers of the Exchange Notes will not be limited
                          except as otherwise provided by law.

Amendments:               Customary amendment provisions to be included in the
                          indenture with respect to the Exchange Notes.

Registration Rights:      The Borrower will be required to file a Shelf
                          Registration Statement with respect to the Exchange
                          Notes on or before the date which is six months after the Closing Date (the "STEP-UP DATE"). The Borrower and the Guarantors, jointly and severally, will pay liquidated damages in the form of increased interest of 50 basis points on the principal amount of Exchange
                          Notes outstanding to holders of Exchange Notes (i) if the Shelf Registration Statement is not declared effective by the SEC within 60 days of the Step-up
                          Date, until such Shelf Registration Statement is declared effective, and (ii) during any period of time
                          (subject to customary exceptions) following the effectiveness of the Shelf Registration Statement that such Shelf Registration Statement is not available for sales thereunder. After 12 weeks, the liquidated damages shall increase by 50 basis points, and shall increase by 50 basis points for each successive
                          12-week period thereafter to a maximum increase in interest of 200 basis points (such damages to be payable in the form of additional Exchange Notes, if the interest rate thereon exceeds 14% PER ANNUM). In addition, unless and until the Borrower has caused the Shelf Registration Statement to become effective, the holders of the Exchange Notes will have the right to "piggy-back" in the registration of any debt or preferred equity securities (subject to customary scale-back provisions) that are registered by the Company (other than on a Form S-4) unless all the Exchange Notes will be redeemed or repaid from the proceeds of such securities.